UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2008
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statement and Exhibits
SIGNATURES
EX-99.1

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 2, 2008, NiSource Inc. (the “Company”) announced that Stephen P. Smith, age 47, will join the company as its new Executive Vice President on June 1, 2008 and will assume the role of Chief Financial Officer, effective as of August 4, 2008. Mr. Smith’s responsibilities will include all NiSource Corporate Finance, Treasury, Accounting, Corporate Tax, Financial Planning and Corporate Planning functions. Mr. Smith will succeed the Company’s current Executive Vice President and Chief Financial Officer, Michael W. O’Donnell, who announced in May his plan to retire from the Company as Chief Financial Officer before the end of 2008.
     Since 2007, Mr. Smith has served as Senior Vice President of Shared Services for American Electric Power Co. (“AEP”), where he had responsibilities for Human Resources, Information Technology/Telecommunications and Business Logistics. From 2003 to 2007, Mr. Smith served as Senior Vice President and Treasurer for AEP, overseeing Accounting, Budgeting, Planning, Risk Management, Strategy, Tax and Treasury functions. Before joining AEP, Smith served in a number of finance and executive leadership roles at the Company and Columbia Energy Group (“Columbia”), culminating in the role of President and Chief Operating Officer of NiSource Corporate Services Company. Prior to the Company’s merger with Columbia, Mr. Smith served as Senior Vice President and Deputy Chief Financial Officer for Columbia, where he had responsibility for Accounting, Planning, Risk Management, Tax and Treasury functions. Prior to that role, Mr. Smith served as Senior Vice President and Chief Financial Officer for Columbia Gas Transmission Corporation, a subsidiary of Columbia.
     The Company has agreed to pay Mr. Smith a base salary of $500,000 per year and a signing bonus of $150,000. Mr. Smith will participate in the Company’s annual incentive plan, with a target bonus opportunity for 2008 of $325,000 (or 65% of annual base salary), which amount will be prorated based on the number of months in the performance period after June 1, 2008. In 2009 and 2010, Mr. Smith will be guaranteed an annual incentive opportunity equal to not less than the target amount. For the first five months of 2011, Mr. Smith is guaranteed a bonus opportunity equal to not less than 5/12 of the target amount under the annual incentive plan. As additional compensation for the loss of a portion of Mr. Smith’s long term incentive award from his prior employer, Mr. Smith is guaranteed a payment each year equal to $135,000 to be paid on December 31st of 2008, 2009 and 2010. Under his severance arrangement with the Company, these amounts will become payable within 30 days of Mr. Smith being terminated by the Company without cause or Mr. Smith terminating his employment for good reason.
     Subject to approval by the Officer Nomination and Compensation Committee of the Board of Directors and the Company’s Board of Directors, the Company has agreed to grant to Mr. Smith, (i) each fiscal year beginning after June 1, 2008, to the extent the Company grants awards to other executives under the Company’s Long-Term Incentive Plan (the “LTIP”), an LTIP award with a value equal to $600,000, and (ii) a contingent stock award under the LTIP (the “Initial Contingent Stock Award”) determined by dividing $600,000 by the fair market value of the Company’s common stock on the date of the grant which will vest, solely on the passage of time, in one-third increments on December 31, 2008, 2009 and 2010.
     In the event the Company terminates Mr. Smith’s employment for any reason other than “cause” or if Mr. Smith terminates his employment for “good reason,” Mr. Smith will be entitled to (i) a lump-sum payment equal to his annual salary as then in effect, (ii) a lump-sum payment equal to his prorated annual incentive opportunity at the “target” level, (iii) a lump-sum payment equal to 130% of the costs of continuation coverage premiums under the Company’s health and welfare plans, (iv) a payment equal to the amount of any of the Initial Contingent Stock Award that has not yet vested, and (v) reasonable outplacement services. Mr. Smith will be eligible to participate in all of the Company’s benefit plans, including any health, life and disability insurance plans, qualified and nonqualified retirement and pensions plans, or any other plan or benefit generally afforded to similarly situated executives of the Company. General descriptions of these plans can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2008.

     A copy of the Company’s press release is attached to this Report as Exhibit 99.1 and is incorporated by reference to this Item 5.02.
ITEM 9.01 Financial Statement and Exhibits.
(d)	Exhibits

Exhibit
Number	Description

99.1	Press Release, dated June 2, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: June 4, 2008	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer